Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 6, 2009

By:	/S/ SUSAN FREEDMAN
Susan Freedman
Vice President

By:	/S/ ALISON D. B. NADEAU
Name: Alison D. B. Nadeau
Title: Vice President